UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015 (January 23, 2015)

Federal-Mogul Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	46-5182047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27300 West 11 Mile Road, Southfield, Michigan	48034
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On January 23, 2015, Federal-Mogul Valvetrain GmbH (f/k/a Platin 1058. GmbH), a German limited liability company (the “Purchaser”) and indirectly controlled subsidiary of Federal-Mogul Holdings Corporation (the “Company”), entered into a definitive Amended and Restated Share and Asset Purchase Agreement (the “Agreement”) with TRW Automotive Inc., a Michigan corporation (“TRW”), to acquire certain business assets of the TRW engine components business (the “Acquisition”). The Agreement, governed by the laws of Germany, amends and restates the Share and Asset Purchase Agreement entered into by Purchaser and TRW on September 10, 2014 and provides that, upon the terms and conditions thereof, the Purchaser will acquire the business assets from TRW through a combination of asset and share purchases.

The parties anticipate closing the Acquisition in the first quarter of 2015, subject to certain customary closing conditions.

The Agreement may be terminated by either party by written notice to the other party if (i) not all of the closing conditions have been fulfilled by September 10, 2015, or (ii) not all of the closing actions have taken place or been waived 30 days after the closing conditions have been fulfilled, unless the terminating party is responsible for the non-fulfilment of such closing condition or non-occurrence of such closing action.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description

2.1	Amended and Restated Share and Asset Purchase Agreement dated as of January 23, 2015 by and among TRW Automotive Inc. and Federal-Mogul Valvetrain GmbH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Holdings Corporation (Registrant)
Date: January 29, 2015

	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Amended and Restated Share and Asset Purchase Agreement dated as of January 23, 2015 by and among TRW Automotive Inc. and Federal-Mogul Valvetrain GmbH.